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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated October 23, 2002, except as to recently issued accounting pronouncements in Note 2 and as to the subsequent events listed in Note 19 which are as of December 27, 2002, relating to the consolidated financial statements and financial statement schedule of Inktomi Corporation, which appear in Inktomi Corporation's Annual Report on Form 10-K for the year ended September 30, 2002, which is incorporated by reference in the Current Report on Form 8-K of Yahoo! Inc. dated February 13, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 13, 2003

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  Exhibit 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS